                                                                   EXHIBIT 10.41



                       VOLPE BROWN WHELAN & COMPANY, LLC
                               INVESTMENT BANKERS
                  One Maritime Plaza, San Francisco, CA 94111
                       (415) 274-4400 FAX (415) 986-6754

PERSONAL & CONFIDENTIAL
-----------------------

May 12, 1999


Robert P. May
CEO
PNV.Net, Inc.
11711 NW 39th Street
Coral Springs, FL 33065


Dear Bob:

         We are pleased to confirm the understanding and agreement under which Volpe Brown Whelan & Company, LLC, a Delaware limited liability company ("VBW&C"), is engaged by PNV.Net, Inc., a Delaware corporation (the "Company").

1.       ENGAGEMENT.

         A. SCOPE OF ENGAGEMENT. The Company hereby engages VBW&C as the Company's exclusive placement agent in connection with the proposed offering by private placement of securities of the Company (the "Offering") and as the Company's financial advisor in connection with a possible Combination Transaction. For purposes of this engagement letter, the term "Combination Transaction" shall mean any transaction or series of related transactions whereby, directly or indirectly, 50% or more of the voting stock of the Company is, or all or substantially all of the business or assets of the Company are, acquired in a purchase or exchange of stock or assets, or a merger, consolidation or similar transaction.

            It is currently understood that the final terms of the Offering will be negotiated between the Company and the investors who purchase securities (the "Stock") in the Offering, and will depend on a variety of factors, including without limitation general economic and market conditions existing at the time of the Offering. VBW&C hereby accepts such engagement on a "best efforts" basis; this engagement letter shall not give rise to any commitment by VBW&C to purchase any of the Stock.

            VBW&C shall not act as an agent of fiduciary and shall have no authority to bind the Company.

         B. SERVICES PROVIDED BY VBW&C. To the extent required or desirable in connection with the Offering, the services provided by VBW&C to the Company shall consist of the following:

            i. Consulting with the Company's management regarding the form of private placement memorandum, including any amendments or supplements thereto, to be used in connection with the Offering (the "Offering Memorandum");

            ii.  Identifying potential investors to participate in the Offering;

            iii. Assisting the Company in structuring and negotiating the terms of the Offering; and

            iv. Performing certain other appropriate and customary placement activities.





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PNV.Net, Inc.
May 12, 1999
Page 2




         In addition, to the extent requested by the Company and required or desirable in connection with a Combination Transaction, the services provided by VBW&C to the Company will include:

         v. Reviewing with the Board of Directors and members of management the Company's financial plans, strategic plans, and business alternatives;

         vi. Assisting the Company in preparing an information memorandum for distribution and presentation to potential purchasers and merger candidates (collectively, "Potential Acquirors");

         vii. Assisting the Company in the screening of interested Potential Acquirors;

         viii. Assisting the Company in structuring and negotiating the financial aspects of the Combination Transaction;

         ix. Performing certain other appropriate and customary financial advisory services in connection with a Combination Transaction; and

         x.    Being available to meet with the Company's Board of Directors.

C. CONFIDENTIALITY OF ADVICE. Any written or oral advice provided by VBW&C to the Company in connection with VBW&C's engagement hereunder is exclusively for the information of the Board of Directors and management of the Company, and may not be disclosed to or relied upon by any other party without the prior written consent of VBW&C. For purposes of the preceding sentence, written or oral advice shall not include any offering or other marketing materials intended for distribution to third parties. Any description of or reference to VBW&C in the Offering Memorandum or other materials provided to prospective investors or other third parties must be approved by VBW&C prior to its use, which approval will not be unreasonably withheld.

D. OTHER DISCUSSIONS AND NEGOTIATIONS. During the term of VBW&C's engagement hereunder, the Company will notify VBW&C promptly following any discussion with any party regarding any transaction similar to the Offering or Combination Transaction or any transaction that, if consummated, could have a material effect on the consummation of the Offering or Combination Transaction. Furthermore, as part of this engagement with VBW&C, the Company agrees to notify VBW&C of any currently existing discussions with third parties regarding any transaction that, if consummated, could have a material effect on the consummation of the Offering or Combination Transaction. During the term of VBW&C's engagement hereunder, the Company will promptly inform VBW&C of any inquiry received by the Company from any party regarding any transaction similar to the Offering or Combination Transaction, that, if consummated, could have a material effect on the consummation of the Offering or Combination Transaction. It is understood and agreed that at all times, the Company shall have the right to approve or disapprove the terms and conditions of the Offering, any Combination Transaction or any other transaction.

E. OTHER ACTIVITIES OF VBW&C. VBW&C and its affiliates are engaged in investment banking, financial advisory services, securities trading and brokerage activities. In the ordinary course of business, subject to compliance with applicable law, VBW&C or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of others, in securities of a potential investor, a potential acquiror or any other entity. Following the public announcement of the proposed Offering or Combination



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PNV.Net, Inc.
May 12, 1999
Page 3


         Transaction, VBW&C may place advertisements in financial and other newspapers and publications at its own expense describing its services to the Company hereunder.

2.       COMPENSATION AND EXPENSES.

         A. FEES. As compensation for the services provided by VBW&C hereunder, the Company shall pay the following fees ("Fees") to VBW&C:

            i. Upon execution of this engagement letter, an initial Fee of $50,000, it being understood and agreed that such initial Fee will be credited against any other compensation due VBW&C under
                 Section 2.A.ii;

            ii. Upon each closing of the Offering, a Fee equal to 6.0% (six percent) of the total value of the consideration received by the Company (including without limitation the amount of bridge loans or other indebtedness of the Company converted into Stock) in such closing ("Gross Proceeds");

            iii. Upon the closing of a Combination Transaction during the term of VBW&C's engagement hereunder or at any time within twelve
                 (12) months following the termination of such engagement, an additional fee based upon the Aggregate Value of the Combination Transaction, as set forth below, it being understood and agreed that (i) the payment of such fee shall be made a condition to the closing of the Combination Transaction, which condition shall be for the benefit of VBW&C and shall not be waived by the Company and (ii) in no event shall such fee be less than $750,000.

                    AGGREGATE VALUE OF COMBINATION
                              TRANSACTION
                             (IN MILLIONS)                  FEE PERCENTAGE
                  ----------------------------------   -------------------------
                               up to $200                       1.25 %
                  plus, for amounts > $200 and <$400            1.0  %
                       plus, for amounts >$400                  0.75 %


                 "Aggregate Value" shall mean the value, at the date of the closing of the Combination Transaction, of all cash, securities and other property to be received by the Company or its stockholders in connection with the Combination Transaction, including the total amounts received by holders of warrants, convertible securities, options or stock appreciation rights of the Company, whether vested or unvested, and all amounts paid to holders of any debt of the Company. Aggregate Value shall also include any indebtedness for money borrowed that is assumed in connection with the Combination Transaction, as well as any earnout or contingent payment. The earnout or contingent payment will be valued at closing based on the basecase financial plan put forth by the Company. In calculating Aggregate Value, the value of any securities that are freely tradeable in an established public market will be determined on the basis of the average of the closing prices of such securities for the five trading days ending on the third trading day prior to the closing date, and the value of any other securities will be determined based on the fair market value of such securities on the closing date, as determined in good faith and upon mutual agreement of VBW&C and the Company. In the event that the Combination Transaction is the result of a combination or series of transactions, the Aggregate Value of all such transactions shall be determined and the applicable fee paid on the first closing date of the series of transactions. All present value calculations will utilize a discount rate equal to the prime rate announced in THE WALL STREET JOURNAL on the third business day preceding the closing date.
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PNV.Net, Inc.
May 12, 1999
Page 4



         All such amounts shall be payable by check or wire transfer of immediately available funds to VBW&C. The amounts due VBW&C hereunder shall not be reduced as a result of any obligation the Company may now or hereafter incur to any other financial advisor, broker or finder.

         In addition, in connection with any other private financing that is not the subject of a separate engagement letter with VBW&C and which is engaged in by the Company at any time within eighteen (18) months following the completion of a private placement and termination of VBW&C's engagement hereunder or within 3 months following a termination by VBW&C where a private placement had not been completed, VBW&C will receive a Fee determined in accordance with Section 2.A.ii with respect to securities purchased by investors who invested in a private placement completed during the term of VBW&C's engagement or with whom VBW&C had contact during the term of VBW&C's engagement hereunder.

         All of the above compensation shall be payable when due by check or wire transfer of immediately available funds to VBW&C. The amounts due VBW&C hereunder shall not be reduced as a result of any obligation the Company may or hereafter incur to any other placement agent, broker or finder.

B. WARRANTS. Upon each closing of the Offering, the Company will issue to VBW&C warrants to purchase shares of Stock at the price of the shares issued in the Offering with an aggregate strike price totaling 3.0% of the Gross Proceeds for an offering of up to or equal to $10.0 million, 2.5% of the Gross Proceeds for an offering of greater than $10 and less than or equal to $20.0 million, and 2.0% of the Gross Proceeds for an offering of greater than $20 million received by the Company. Such warrants will have a term of five (5) years, will have the same registration rights as are granted with respect to the Stock sold in the closing, will be exercisable in whole or in part for cash or by net exercise. In addition, in connection with any other private financing that is not the subject of a separate engagement letter with VBW&C and which is engaged in by the Company at any time within eighteen (18) months following the completion of a private placement and termination of VBW&C's engagement hereunder or within 3 months following a termination by VBW&C where a private placement had not been completed, VBW&C will receive a Fee determined in accordance with Section 2.A.ii with respect to securities purchased by investors who invested in a private placement completed during the term of VBW&C's engagement or with whom VBW&C had contact during the term of VBW&C's engagement hereunder.

C. EXPENSES. Whether or not the Offering or any Combination Transaction is consummated, the Company will reimburse VBW&C for all reasonable out-of-pocket costs and expenses incurred by VBW&C in connection with the services to be rendered by VBW&C hereunder, including without limitation fees and expenses of legal counsel and other professional advisors and travel expenses; provided, however, that in no event shall such expenses exceed an aggregate of $20,000 without prior approval of the Company. In addition, if VBW&C or any of its personnel becomes involved in any judicial, administrative or other action, suit, hearing, investigation or similar proceeding in connection with the Offering or VBW&C's engagement hereunder other than a proceeding for which reimbursement is provided under the indemnification provisions hereof, the Company will reimburse VBW&C for all reasonable out-of-pocket costs and expenses incurred in connection therewith, and will also pay to VBW&C a per diem charge of $2,000 per person per day. The foregoing costs, expenses and charges will be paid by the Company to VBW&C promptly upon receipt by the Company of an invoice(s) from VBW&C setting forth in reasonable detail the items requiring reimbursement or payment.


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PNV.Net, Inc.
May 12, 1999
Page 5


3.       OFFERING TO PROSPECTIVE INVESTORS; COMPLIANCE WITH SECURITIES LAWS.

The Company reserves the right to reject an investment from any prospective investor. The Company will provide VBW&C with a list of the name and state of residence of each person to whom an offer to participate in the Offering is to be made by or on behalf of the Company, other than by VBW&C, prior to the making of any such offer. Each of the Company and VBW&C agrees to conduct the Offering in a manner intended to qualify for the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the Company and VBW&C agrees to limit offers to sell, and solicitations of offers to buy, securities of the Company in connection with the Offering to persons reasonably believed by it to be "accredited investors" within the meaning of Rule 501(a) of the Securities Act. Each of the Company and VBW&C agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state "blue sky" laws and applicable securities laws of other jurisdictions. The Company will not, for a period of six months following the closing date of the Offering, offer for sale or sell any securities unless, in the opinion of the Company's legal counsel, concurred with by VBW&C or its counsel, such offering will not cause the issuance of securities pursuant to the Offering to be subject to the registration or qualification requirements of applicable federal securities laws, state "blue sky" laws or the securities laws of any other jurisdiction (by integration with any other offering of securities or otherwise). Other than as previously disclosed to VBW&C in writing, the Company has not engaged in any offer or sale of securities during the six months prior to the date of this engagement letter.

4.       DUE DILIGENCE.

The Company shall cooperate with VBW&C in connection with, and shall make available to VBW&C such documents and other information as VBW&C shall reasonably request to satisfy, its due diligence requirements.

5.       CLOSING DOCUMENTS.

The Company will, at each closing of the Offering, furnish VBW&C with the same favorable opinion of its counsel as is furnished to the investors participating in such closing, together with a letter from such counsel that its opinion to investors may be relied upon by VBW&C as if addressed to VBW&C. In addition, at each closing the Company will provide VBW&C with the same certificates of the officers of the Company as are furnished to the investors and such other certification and documents as VBW&C or its counsel may reasonably request, in form and substance satisfactory to VBW&C and its counsel.

6.       INFORMATION PROVIDED TO VBW&C.

The Company will cooperate with and make available to VBW&C all information that VBW&C reasonably requests in connection with the Offering, Combination Transaction and VBW&C's engagement hereunder, including without limitation information concerning the Company's business, assets, operations, financial condition and plans. It is understood and agreed that in performing its services hereunder, VBW&C will rely upon the accuracy and completeness of, and shall have no duty to investigate or verify, public reports of the Company and information provided to VBW&C, whether in written, oral or other form, by or on behalf of the Company.

7.       TERMINATION.

VBW&C's engagement hereunder shall continue from the date hereof until terminated by either party, with or without cause, by written notice to the other party of such termination. The termination of such engagement shall not result in any liability or obligation of either party to the other. In addition, in connection with any other private financing that is not the subject of a separate engagement letter with VBW&C and which is engaged in












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PNV.Net, Inc.
May 12, 1999
Page 6

by the Company at any time within eighteen (18) months following the completion of a private placement and termination of VBW&C's engagement hereunder or within 3 months following a termination where a private placement had not been completed, VBW&C will receive a Fee determined in accordance with Section 2.A.ii with respect to securities purchased by investors who invested in a private placement completed during the term of VBW&C's engagement or with whom VBW&C had contact during the term of VBW&C's engagement hereunder.

8.       INDEMNIFICATION.

VBW&C and the Company hereby agree to the terms set forth in EXHIBIT A hereto, which is expressly made a part of this engagement letter.

9.       MISCELLANEOUS.

         A. Notices. All notices or communications hereunder will be in writing and mailed or delivered as follows:

            If to VBW&C:            Volpe Brown Whelan & Company, LLC
                                    One Maritime Plaza, 11th Floor
                                    San Francisco, CA 94111
                                    Attn: Kenneth B. Sawyer

            If to the Company:      PNV.Net, Inc.
                                    11711 NW 39th Street
                                    Coral Springs, FL 33065
                                    Attn: Robert P. May

         B. SURVIVAL. Notwithstanding anything herein to the contrary, the representations, warranties and covenants set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of VBW&C, any investor or any other entity or persons and will survive delivery of any payment for the Stock; and the compensation, reimbursement, indemnification, contribution and confidentiality provisions hereof shall survive any expiration or termination of VBW&C's engagement hereunder.

         C. GOVERNING LAW. This engagement letter, including the exhibits hereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware applied to contracts made and to be performed in California between California residents, without regard to any conflict of laws provisions.

         D. CAPTIONS. The captions in this engagement letter are used for convenience only, and shall not be considered in interpreting this engagement letter.

         E. COUNTERPARTS. This engagement letter may be executed in counterparts, all of which together shall constitute a binding agreement between VBW&C and the Company.

         F. DATE OF ENGAGEMENT LETTER. All references herein to the date of this engagement letter shall be deemed to mean the date on which this letter is executed by the Company as set forth below.

         G. ENTIRE AGREEMENT. This engagement letter, together with the exhibits hereto, contains the entire agreement between the Company and VBW&C concerning the subject matter hereof and supersedes any prior understanding or agreement between them with respect thereto. Any

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PNV.Net, Inc.
May 12, 1999
Page 7


            waiver of any right or obligation hereunder must be in writing signed by the party against whom enforcement is sought.





         Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate copy of this letter.

                                             Sincerely,


                                             VOLPE BROWN WHELAN & COMPANY, LLC

                                             By:  /s/ (ILLEGIBLE)
                                                  -----------------------
                                             Date: 5/19/99
                                                  -----------------------


ACCEPTED AND AGREED:

PNV.Net, Inc.

By:    /s/ R. May
      --------------------------
Title: CEO
      --------------------------
Date:  5/29/99
      --------------------------





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PNV.Net, Inc.
May 12, 1999
Page 8



                                   EXHIBIT A


         This Exhibit A is entered into pursuant to, and is made a part of, the attached engagement letter between VBW&C and the Company. Capitalized terms used and not defined in this Exhibit A shall have the meanings assigned to them in the engagement letter.

         The Company agrees to indemnify and hold harmless VBW&C, its affiliates, and each of their respective partners, directors, officers, agents, consultants, employees, advisors, representatives and controlling persons (each an "Indemnified Person") from and against any claims, losses, damages, expenses or liabilities (collectively, "Losses"), including without limitation legal fees (subject to the limitations set forth below), incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim or proceeding (whether or not in connection with any pending or threatened litigation in which any Indemnified Person is a named party) to which any Indemnified Person may become subject and which is related to or arises out of the engagement letter or the transactions contemplated thereby. The Company will not, however, be responsible to an Indemnified Person with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to the Indemnified Person's gross negligence or bad faith.

         The Company will reimburse each Indemnified Person for Losses as such Losses are incurred or paid, notwithstanding the absence of judicial determination as to the proprietary or enforceability of the Company's obligation to reimburse such Indemnified Person for such Losses and the possibility that such payments might later be held by a court of competent jurisdiction to have been improper. To the extent that any such interim reimbursement is so held to have been improper, the Indemnified Person shall promptly return it to the Company, together with interest, compounded annually, equal to the prime rate announced from time to time by Bank of America, San Francisco, California.

         If the indemnification provided for herein should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that the Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by such Indemnified Person on the one hand and the Company on the other hand in connection with the engagement letter and the transactions contemplated thereby or (ii) if the allocation on the basis set forth in clause (i) above is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnified Person and the Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses exceed the amount of the fees actually received by VBW&C pursuant to the engagement letter. The respective relative benefits received by all Indemnified Persons and the Company shall be deemed to be in the same proportion as the aggregate fee paid to VBW&C pursuant to the engagement letter bears to the total consideration paid or contemplated to be paid or received by the Company or its stockholders, as the case may be, in connection with the Combination Transaction or any similar transaction referred to in the engagement letter, whether or not such transaction is consummated. The relative fault of each Indemnified Person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act. Notwithstanding the foregoing, no Indemnified Person shall have any obligation to investigate or verify the information provided to VBW&C in connection with the provision of its financial advisory services under the engagement letter, and the Company shall be solely liable for any Losses related to or arising out of the use of such information that is inaccurate for any reason in connection with the services provided under the engagement letter.

PNV.Net, Inc.
May 12, 1999
Page 9


         The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents, consultants, advisors, representatives, control persons or stockholders, directly or indirectly, related to or arising out of the engagement letter or the transactions contemplated thereby, except Losses incurred by the Company to the extent a court of competent jurisdiction shall have determined by a final judgment that such losses resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to such Indemnified Person's gross negligence or bad faith. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature.

         In case any proceeding shall be instituted involving any Indemnified Person, such Indemnified Person shall promptly notify the Company in writing. The failure of an Indemnified Person to provide such prompt notice shall not reduce such Indemnified Person's right to indemnification or contribution hereunder to the extent that such failure does not materially prejudice the ability to defend such proceeding. Upon the request of VBW&C, the Company shall retain counsel reasonably satisfactory to VBW&C to represent the Indemnified Parties and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, except to the extent that (i) the Company and Indemnified Person shall have mutually agreed to the retention of such counsel at the Company's expense or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company or any others the Company may designate and one or more Indemnified Persons, and representation of the Indemnified Persons and such other parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case in which one or more Indemnified Parties are entitled to separate counsel due to such actual or potential differing interests, the Company shall not be liable for the expenses of more than one separate counsel, and such counsel shall be designated in writing by VBW&C. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent will not be unreasonably withheld. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of, or consent to the entry of any judgment in connection with, any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity or contribution could have been sought hereunder by such Indemnified Person, unless such settlement or judgment includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of the proceeding.

         The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have and shall inure to the benefit of and be binding upon any successors, assigns, heirs and personal representatives of any Indemnified Person or the Company.

                                             VOLPE BROWN WHELAN & COMPANY, LLC

                                             By: /s/ (ILLEGIBLE)
                                                 -------------------------
                                             Date: 5/19/99
                                                   -----------------------

AGREED AND ACCEPTED:

PNV.Net, Inc.

By:   /s/ R. May
      ----------------------
Title: CEO
      ----------------------
Date:  5/29/99
      ----------------------